UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2008

PFF BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16845	95-4561623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices, including Zip Code)

(909) 941-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 5, 2008, PFF Bancorp, Inc. (the “Company”), the holding company for PFF Bank & Trust (the “Bank”), Glencrest Investment Advisors and Diversified Builder Services, Inc. (“DBS”), issued a press release announcing the commencement of a private placement offering of Units consisting of Convertible Senior Secured Notes due 2009 and shares of common stock of the Company. The aggregate gross proceeds to the Company from the offering are expected to be approximately $460 million. A copy of the press release has been filed as Exhibit 99.1 to this report and is incorporated by reference herein.

The press release in Exhibit 99.1 includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current management expectations and may therefore involve risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, actions by lenders and customers, the possibility of a going concern explanatory paragraph in our independent registered public accountants’ opinion on the Company’s March 31, 2008 consolidated financial statements, the risk that a recapitalization or other capital-raising transaction, including the proposed private placement, is not successfully completed prior to the maturity of the Company’s secured loan agreement, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

99.1	Press release dated June 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.

Date: June 5, 2008	/s/ Gregory C. Talbott
Gregory C. Talbott Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer